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                                                                   EXHIBIT 10.10


                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                                FOR EMPLOYEES OF
                            PHYSICIAN PARTNERS, INC.


1.      PURPOSE OF THE PLAN

        The Amended and Restated 1997 Stock Option Plan for Employees of Physician Partners, Inc. (the "Plan") was established by Physician Partners, Inc. (the "Company"), effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement") to:

        1.1 furnish incentives to eligible employees chosen to receive options because they are considered capable of responding by improving operations and increasing profits;

        1.2 encourage selected employees to accept or continue employment with the Company or its Affiliates; and

        1.3 increase the interest of selected employees and officers in the Company's welfare through their participation in the growth in value of Class A Common Stock, $.01 par value, of the Company ("Class A Common Stock").

        To accomplish the foregoing objectives, this Plan provides a means whereby employees may receive options to purchase Class A Common Stock. Options granted under this Plan ("Options") will be either nonqualified options ("NQOs") subject to federal income taxation upon exercise or Options intended to be incentive stock options ("ISOs") not subject to immediate federal income taxation upon exercise.


2.      ELIGIBLE PERSONS

        2.1 General. Every person who at the date on which an Option granted to the person becomes effective (the "Grant Date") and who is an employee or officer of the Company or of any Affiliate.

        2.2 Definition of Affiliate. The term "Affiliate," as used in this Plan, means a "parent corporation" or "subsidiary corporation," as defined in Section 424 of the Internal Revenue


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Code of 1986 (the "Code"). The term "employee" shall have the meaning ascribed for purposes of Section 3401(c) of the Code and the Treasury Regulations promulgated thereunder and shall include an officer who is also an employee.


3.      STOCK SUBJECT TO THIS PLAN

        The total number of shares of stock reserved for issuance upon the exercise of Options is 900,000 shares of Class A Common Stock. The shares covered by the portion of any grant that expires unexercised under this Plan shall become available again for grants under this Plan. The number of shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.


4.      ADMINISTRATION

        This Plan shall be administered by a committee (the "Committee") of not less than three (3) members appointed by the Board of Directors of the Company. The Committee may delegate nondiscretionary administrative duties to other employees of the Company as it deems proper. Subject to the approval of the Board of Directors and the provisions of this Plan, the Committee shall have the authority to select the persons to receive Options under this Plan, to fix the number of shares that each optionee may purchase, to set the terms and conditions of each Option and to determine all other matters relating to this Plan. Any act approved in writing by a majority of the members of the Committee shall be a valid act of the Committee. Such determinations shall be final and binding on all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.


5.      GRANTING OF THE RIGHTS

        5.1 Ten Year Limitation. No Options shall be granted under this Plan after ten years from the date the Board of Directors of the Company adopts this Plan.

        5.2 Written Agreement; Effect. Each Option shall be evidenced by a written agreement (the "Option Agreement"), in a form satisfactory to the Committee, executed by the Company and by the person to whom such Option is granted. The Option Agreement shall specify whether each Option it evidences is a NQO or an ISO. Failure of the grantee to execute an Option Agreement shall not void or invalidate the grant of any Option; the Option may not be exercised, however, until the Option Agreement is executed. Each


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optionee who is or is expected to become an employee shall contemporaneously with the grant of an option execute an Employee Noncompetition, Nondisclosure and Developments Agreement in a form satisfactory to the Committee.

        5.3 Annual $100,000 Limitation on ISOs. To the extent required by
Section 422(d) of the Code, the aggregate fair market value of the shares of the Class A Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000. For this purpose, fair market value shall be the fair market value of the shares covered by the ISOs when the ISOs were granted. If by their terms, such ISOs taken together would first become exercisable at a faster rate, this $100,000 limitation shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices. The ISOs or portions of ISOs, the exercisability of which is so deferred, shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles of this Section and all other provisions of this Section and all other provisions of this Plan, including those relating to the expiration and termination of ISOs.

        5.4 Advance Approvals. The Board of Directors may approve the grant of Options to persons who are expected to become employees of the Company, but are not employees at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the grantee becomes an employee and must satisfy all requirements of this Plan for Options granted on that date.


6.      TERMS AND CONDITIONS OF OPTIONS

        Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in
Section 6.3. ISOs shall also be subject to the terms and conditions set forth in
Section 6.3, but not those set forth in Section 6.2.

        6.1 Terms and Conditions to Which All Options Are Subject. All Options shall be subject to the following terms and conditions:

               (a) Changes in Capital Structure. Subject to Section 6.1(b), if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation, or


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        reorganization, appropriate adjustments shall be made in (A) the number and class of shares of stock subject to this Plan and each outstanding Option, and (B) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Committee in its sole discretion, which determination shall be final and binding on all persons.

               (b) Corporate Transactions. Notwithstanding any contrary waiting period or installment period in any Option Agreement or in the Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event
        (a) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after such merger, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (i) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors and (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the



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        election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any transaction referred to in the foregoing clause (a) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (b) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (c) is herein called a Board Change.

               (c) Option Grant Date. Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date (determined pursuant to Section 5.4 in the case of advance approvals).

               (d) Fair Market Value. For purposes of this Plan, the fair market value of the Company's Class A Common Stock shall be determined as follows:

                      (1) if the stock is listed on any established stock
               exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in the Wall Street Journal or similar publication;

                      (2) if the stock is regularly quoted by a recognized
               securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asking prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices);

                      (3) in the absence of an established market for the stock, the fair market value shall be determined in "good faith" by the Committee, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including sales for the most recent 12 month period, the goodwill of the Company, the economic outlook in



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               the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

               (e) Time of Option Exercise. The Company shall not grant any Options which may become exercisable at a rate in excess of 20% per annum from the date of such grant without the written consent of a majority of the members of the Committee.

               (f) Nonassignability of Option Rights. No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee or the optionee's guardian or legal representative.

               (g) Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or before it is exercised, the Committee, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

                      (1) acceptance of the optionee's full recourse promissory
               note for some or all of the aggregate exercise price of the shares being acquired (except for the aggregate par value of the shares being acquired, which must be paid in cash or other lawful consideration under applicable law), payable on such terms and bearing such interest rate as determined by the Committee, and secured in such manner as the Committee shall approve; including, without limitation, by a security interest in Class A Common Stock or other securities of the Company;

                      (2) delivery by the optionee of Class A Common Stock or
               other securities of the Company already owned by the optionee for all or part of the aggregate exercise price of the shares being acquired, provided the fair market value of such Class A Common Stock or securities is equal on the date of exercise to the aggregate exercise price of the shares being acquired, or such portion thereof as the optionee is authorized to pay by delivery of such Class A Common Stock or securities; and

                      (3) any other property, so long as such property



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               is acceptable to the Committee and constitutes valid
               consideration under applicable law for the shares being acquired and is surrendered in good form for transfer.

               (h)  Termination.

                      (1) Any Option or portion thereof which has not expired or been exercised on or before the date on which an optionee ceases to be an employee or officer ("Termination") for cause, shall expire upon Termination.

                      (2) Any Option or portion thereof which has not expired or been exercised on or before the date of Termination without cause, shall expire ninety (90) days after the date of Termination or a break in continuous employment.

                      (3) Notwithstanding the foregoing, if Termination is due
               to the permanent disability or death of the optionee, the optionee, the optionee's personal representative or any other person who acquires option rights from the optionee by will or the applicable laws of descent and distribution, may, within twelve months after the date of Termination, exercise such option rights to the extent they were exercisable on the date of Termination.

               (i) Other Provisions. Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such option as an "incentive stock option" within the meaning of Section 422 of the Code.

               (j) Withholding and Employment Taxes. At the time of exercise of an Option, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, an optionee may elect, by means of a form of election to be prescribed by the Committee, to have shares which are acquired upon exercise of an Option withheld by the Company or tender other shares of Class A Common Stock or other securities of the Company owned by the optionee to the Company at the time the amount of such taxes is determined in order to pay the amount of such tax obligations. Any Class A Common Stock or other securities so withheld or tendered will be valued by the Company as of the date they are withheld or tendered. Unless the Committee otherwise determines, the optionee shall pay to



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        the Company in cash, promptly when the amount of such obligation becomes determinable, all applicable federal and state withholding taxes resulting from the lapse of restrictions imposed on exercise of any Option, for a transfer or other disposition of shares acquired upon exercise of an Option or otherwise related to the Option or the shares acquired upon exercise of the Option.

        6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

               (a) Exercise Price. The exercise price of an NQO shall not be less than 85 percent of the fair market value of the stock subject to the Option on the Grant Date; provided, however, that the exercise price of an NQO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the Company constituting more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or of any Affiliate of the Company, shall in no event be less than 100 percent of such fair market value.

               (b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each NQO shall expire ten years from its Grant Date.

        6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

               (a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the Company constituting more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or of any Affiliate of the Company, shall in no event be less than 110 percent of such fair market value.

               (b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each ISO shall expire ten (10) years from its Grant Date; except that an ISO granted to any person who owns, directly or indirectly (or is treated as owning by



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        reason of applicable attribution rules currently set forth in Section
        424 of the Code) stock of the Company constituting more than ten percent of the total combined voting power of the Company's outstanding stock, or the stock of any Affiliate of the Company, shall expire five years from its Grant Date.

               (c) Disqualifying Dispositions. If stock acquired by exercise of an ISO is disposed of within two years from the Grant Date or within one year after the transfer of the stock to the optionee, the holder of the stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. Such holder shall pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable. The Company may instruct its stock transfer agent by appropriate means, including placement of legends on stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section have been satisfied.


7.      MANNER OF EXERCISE

        An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed stock purchase agreement in form and substance satisfactory to the Company, by payment of the exercise price and by such other documents as the Committee may request. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and all such other documents will be considered the date the Option was exercised. Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or any other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or transferee of an Option shall not have any privileges as stockholder with respect to any stock covered by the Option until the date of issuance of a stock certificate.



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8.      RELATIONSHIP WITH THE COMPANY

        Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company to terminate any optionee's employment, affiliation or other relationship with the Company at any time, nor confer upon any optionee any right to continue in the employ of the Company.


9.      AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

        The Board of Directors may at any time amend, alter, suspend or discontinue this Plan. The Board of Directors may amend this Plan and the terms of any Option outstanding hereunder if the amendment is designed to maximize federal income tax benefits accorded to Options; provided, that with respect to outstanding Options, the optionee consents to such amendment.


10.     LIABILITY AND INDEMNIFICATION OF COMMITTEE

        No member of the Committee shall be liable for any act or omission on such member's own part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member's own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including attorney's fees and the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such person in connection with or arising out of any action, suit, or proceeding to which the Committee or any member of the Committee may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan to the full extent permitted by law and by the Certificate of Incorporation and Bylaws of the Company. The right of indemnity described in this Section 10 shall be in addition to such other rights of indemnification as the members of the Committee shall otherwise be entitled because of their serving on the Board of Directors of the Company or as an employee of the Company.


11.     EFFECTIVE DATE OF THIS PLAN

        This Plan shall become effective as of the Effective Time; provided, that the Plan is approved by the affirmative votes of the holders of a majority of the share of Class A Common Stock



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present, or represented, and entitled to vote at a meeting of the stockholders duly held not later than January 31, 1997.


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                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS OF
                            PHYSICIAN PARTNERS, INC.


                                R E C I T A L S:

        The purpose of this Amended and Restated 1997 Stock Option Plan for Non-Employee Directors of Physician Partners, Inc. (the "Plan") is to provide the directors of Physician Partners, Inc. (the "Company"), who are not either employees or officers of the Company, added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option"), to purchase shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company subject to the terms and conditions described below. The Plan shall be effective as of the effective time (the "Effective Date") of the transaction contemplated under the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996 (referred to herein, as so amended, as the "Reorganization and Merger Agreement").


                                    ARTICLE I
                                     GENERAL

        1.01 Definitions. For Purposes of the Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors of the Company or, in the case of a director in office on the Effective Date, prior to the Effective Date, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors of the Company or chosen in such other manner as may be prescribed in the Bylaws of the Company to serve as such except that for the purposes of this Plan any individual serving as the Chairman of the Board, but in no other capacity as an officer or employee, will not be deemed to be



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an officer of the Company.

        For purposes of this Plan, and as used herein, non-employee directors shall be divided into two groups. The first group of non-employee directors consists of providers whose practice of medicine is associated with an entity or organization for which the Company performs management services ("affiliated directors"). The second group consists of directors who are not affiliated directors ("non-affiliated directors").

        For purposes of this Plan, an as used herein, the fair market value of the Company's Common Stock shall be determined as follows:

               (a) if the stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price for the stock, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in the Wall Street Journal or similar publication;

               (b) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asking prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices);

               (c) in the absence of an established market for the stock, the fair market value shall be determined in "good faith" by the Board of Directors of the Company or a committee thereof, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including sales for the most recent 12 month period, the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management and the values of stock of other corporations in the same or a similar line of business.

        1.02. Options. The Options granted hereunder shall be options that are not qualified under Section 422 of the Code.



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                                   ARTICLE II
                                 ADMINISTRATION

        The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The Board of Directors shall have no authority, discretion or power to select the non-affiliated directors who will receive Options, to set the number of shares to be covered by each Option granted to a non-affiliated director, to set the exercise price or the exercise period of a non-affiliated director's Options, or to alter any other terms or conditions specified herein applicable to a non-affiliated director, except in the sense of administering the Plan subject to the express provision of the Plan and except in accordance with Sections 3.02 and 5.02 hereof. The Board of Directors shall have the authority, discretion or power to select the affiliated directors who receive Options, to set the number of shares covered by each affiliated director's Options, to set the exercise price or exercise period of an affiliated director's Options, or to alter any other term or conditions specified herein, except in the sense of administering the Plan subject to the express Plan provisions and in accordance with Sections 3.02 and 5.02 hereof. Subject to the foregoing limitations, the Board of Directors or such committee shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors or committee relating to the Plan shall be final and binding upon the Company, the Holders (as such term is defined in Section 3.02 hereof) and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                   ARTICLE III
                                     OPTIONS

        3.01. Participation. A non-employee director shall be granted Options to purchase the Common Stock under the Plan on the terms and conditions herein described.

        3.02. Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"). Failure of the grantee to execute a stock option agreement shall not void or invalidate the grant of any Option; the Option may not be exercised, however, until the stock option agreement is executed. The stock option agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

               (a) Option Grant Date. Options shall be granted initially as of the Effective Date to each non-affiliated director serving the Company as a director on such date. Options may be granted initially as of the Effective Date to each affiliated director as the Board of Directors determines. Thereafter, each person who becomes a non-affiliated director shall be automatically granted on the date of appointment as a director and without further action of the Board of Directors or the stockholders of the Company, an Option to purchase the Common Stock under the Plan. In addition, on each January 1 during this term of the Plan, Options shall be granted automatically to the non-affiliated directors serving the Company as directors on such date. As of each January 1 during the term of the Plan, the Board of Directors will determine each affiliated director who will receive Options on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each January 1, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding January 1 under the Amended and Restated 1997 Stock Option Plan for Employees of Physician Partners, Inc. or any other employee stock option plan that the Company may adopt.

               (b) Number. Each non-affiliated director serving the Company as a director on the Effective Date and on each Grant Date shall be granted, as of such date, an Option to purchase 7,500 shares of Common Stock, subject to adjustment in accordance with Section 4.02 hereof; provided, however, that any non-affiliated director (other than the non-affiliated directors who were serving as directors on the Effective Date) who became a director after January 1 shall be granted (i) on such date, an Option to purchase 7,500 shares of Common Stock and (ii) on January 1 of the next succeeding year, an Option to purchase (instead of 7,500 shares of Common Stock under paragraph (a) of this Section 3.02) such number of shares of Common Stock as is equal to the product of 7,500 multiplied by a fraction, the numerator of which is the number of days from the date such director became a director until December 31 of the same calendar year and the denominator of which is 365. The Board of Directors shall determine the number of shares of Common Stock subject to an Option granted to an affiliated director who is serving the Company on the Effective Date and on each Grant Date, subject to adjustment in accordance with Section 4.02 hereof. If, on any January 1 during the term of the Plan, the number of Options scheduled to be granted to non-affiliated directors is greater than the number of shares of Common Stock (subject to adjustment in accordance with Section 4.02 hereof) then available for grant on that date, the available shares shall be allocated pro rata in determining the number of shares of Common Stock to be subject to each Option to be granted to each such non-affiliated director on such date.

               (c) Price. The price at which each share of Common Stock covered by a non-affiliated director's Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option. The Board of Directors shall determine the price at which each share of Common Stock covered by an affiliated director's Option may be purchased pursuant to this Plan.

               (d) Option Period. The period during which each non-affiliated director's Option may be exercised shall expire, in all cases, ten years from the Grant Date of such Option (the "Option Period"), unless terminated sooner pursuant to Section 3.02(e) below. The Board of Directors shall determine the exercise period during which each affiliated director's Option may be exercised provided that in no event shall such period exceed ten years from the Grant Date of such Option.

               (e) Termination of Service, Death, Etc. Each stock option shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this Section 3.02(e):

                      (i) If the directorship of the Holder is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination of directorship;

                      (ii) If the Holder shall die during the Option Period
               while a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within one year after such date (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Holder, or by any person or person who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                      (iii) If the directorship of a Holder is terminated for
               any reason (other than the circumstances specified in paragraphs
               (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, within three months or a longer period as the Board of Directors of the Company may determine in its sole discretion, after such termination (if otherwise within the Option Period), but not thereafter.

               (f) Transferability. No Option shall be assignable or otherwise transferable by the Holder except by will or by the laws of descent and distribution. During the life of the Holder, an Option shall be exercisable only by the Holder or the Holder's guardian or legal representative.

               (g) Agreement to Continue in Service. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's stockholders, for a continuous period of at least one year after the date of the grant of any Option, at the retainer rate then in effect or at such changed rate as the Company from time to time may establish.

               (h) Exercise, Payments, Etc. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its secretary) of, written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Payment may be made at the election of the holder of the Option as follows: (i) in cash; (ii) in outstanding shares of Common Stock at their fair market value, as determined by the Board of Directors, on the date of exercise; or (iii) by delivery of vested Options with a value equal to the exercise price (i.e., the difference between the fair market value of the Common Stock on the exercise date subject to such Option and the exercise price thereof). Any such notice shall be deemed to be given three (3) days after the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.

               (i) Exercise Period. Each non-affiliated director's Option shall be exercisable as to one-fourth (1/4) of the shares subject to the Option as of the last business day of March, June, September and December (each, a "Vesting Date") of the year of grant, provided that with respect to any non-affiliated director

(other than the non-affiliated directors who were serving as directors on the Effective Date) who became a director after January 1, the initial Vesting Date shall be the second succeeding Vesting Date. The Board of Directors shall determine the exercise period for the shares subject to an affiliated director's Option.


                                   ARTICLE IV
                             AUTHORIZED COMMON STOCK

        4.01 Available Shares of Common Stock. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 100,000, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 4.02 hereof. If any outstanding Option under the Plan shall expire, be terminated, or forfeited for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

        4.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

               In the event of a reclassification of the Common Stock not covered by the foregoing provisions of this Section 4.02, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustment, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 4.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

        4.03 Corporate Transactions. Notwithstanding any contrary waiting period or installment period in any stock option agreement or in the Plan, each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby, in the event (a) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after such merger, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or
(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act")), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) (i) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors and (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any transaction referred to in the foregoing clause (a) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (b) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (c) is herein called a Board Change.


                                    ARTICLE V
                               GENERAL PROVISIONS

        5.01. Termination of Plan. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall expire at the close of business on December 31, 2005. After termination of the Plan, no Options shall be granted but the Company shall continue to recognize Options previously granted.

        5.02. Amendment of Plan. The Board of Directors may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the stockholders of the Company where such change would increase the total number of shares of Common Stock which may be granted under the Plan.

        5.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        5.04 Effectiveness. The Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. The Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, stockholders have approved the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held not later than January 31, 1997.

        5.05 Paragraph Headings. The paragraph headings included here are only for convenience, and they shall have no effect on the interpretation of the Plan.

        5.06 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.